ING EQUITY TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Equity and Bond Fund, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated: March 30, 2006


/s/ John V. Boyer                             /s/ Jock Patton
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John V. Boyer, as Trustee                     Jock Patton, as Trustee


/s/ J. Michael Earley                         /s/ David W. C. Putnam
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J. Michael Earley, as Trustee                 David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein                     /s/ John G. Turner
--------------------------------              ----------------------------------
R. Barbara Gitenstein, as Trustee             John G. Turner, as Trustee


/s/ Patrick W. Kenny                          /s/ Roger B. Vincent
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Patrick W. Kenny, as Trustee                  Roger B. Vincent, as Trustee


/s/ Walter H. May                             /s/ Richard W. Wedemeyer
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Walter H. May, as Trustee                     Richard A. Wedemeyer, as Trustee


/s/ Thomas J. McInerney
--------------------------------
Thomas J. McInerney, as Trustee